Exhibit 5.1
TXNM Energy, Inc.
414 Silver Ave., SW
Albuquerque, NM 87102-3289
txnmenergy.com

August 8, 2025
TXNM Energy, Inc.
414 Silver Ave., SW
Albuquerque, New Mexico 87102-3289
Ladies and Gentlemen:
I, as Associate General Counsel, am acting as counsel for TXNM Energy, Inc., a New Mexico corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3ASR (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).
The Registration Statement relates to the resale from time to time by the selling securityholders named in the Registration Statement (“Selling Shareholders”), pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, as set forth in the Registration Statement, including the prospectus comprising a part thereof (the “Prospectus”) and any supplements to the Prospectus (each a “Prospectus Supplement”) of up to 3,615,003 shares of common stock, no par value per share, of the Company (the “Shares”). The Shares were issued to the Selling Shareholders as provided in the Securities Purchase Agreement, dated as of June 24, 2025, between the Company and the Selling Shareholders (the “Agreement”). The Shares are to be sold from time to time as set forth in the Registration Statement, the Prospectus comprising a part thereof and any Prospectus Supplement.
This opinion is being furnished to you at your request in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.
I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as I have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Articles of Incorporation, as amended to date (the “Articles”), and the Bylaws of the Company, as amended to date (the “Bylaws”), (ii) the Agreement, (iii) the resolutions of the Board of Directors of the Company with respect to the Agreement, the Registration Statement and the registration of the Shares and certain related matters, (iv) a specimen certificate representing shares the Shares and (v) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof.
For purposes of the opinions expressed below, I have assumed without verification (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed; (vii) that the Shares will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable Prospectus Supplement; (viii) the Registration Statement will be effective under the Act (and will remain effective under the Act at the time of resale of the Shares thereunder) and will comply with all applicable laws at the time the Shares are offered or sold as contemplated by the Registration Statement; (ix) if applicable, a Prospectus Supplement or term sheet, as applicable will have been prepared and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws; and (x) the Company will remain validly existing and in good standing under the laws of the State of New Mexico.
As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder.
I am a member of the bar of the State of New Mexico and am not purporting to be an expert on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the State of New Mexico and I express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, New Mexico), municipal law or the laws of any local agencies within any state (including, without limitation, New Mexico). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, I am of the opinion that with respect to the Shares to be offered by the Selling Shareholders pursuant to the Registration Statement, such Shares are validly issued, fully paid and nonassessable.
My opinion is as of the date hereof and I have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to my attention and I disavow any undertaking to advise you of any changes in law.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus and Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the General Rules and Regulations of the Commission promulgated thereunder.
Very truly yours,
By: /s/ Leonard D. Sanchez
Leonard D. Sanchez, Esq.
Associate General Counsel
TXNM Energy, Inc.
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